Exhibit 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT
AGREEMENT

This Second Amendment to Amended and Restated Employment Agreement (the “Amendment”), dated as of October 7, 2024 and to be effective as of March 1, 2025 (the “Amendment Effective Date”), amends that certain Amended and Restated Employment Agreement by and between Gary Swidler (“Executive”) and Match Group, Inc., a Delaware corporation (the “Company”), effective as of June 9, 2022 (as amended, the “Employment Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

WHEREAS, Section 8A of the Employment Agreement provides that the Employment Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties thereto; and

WHEREAS, each of the Company and Executive desire to amend the Employment Agreement.

NOW, THEREFORE, for good and lawful consideration, the sufficiency of which is acknowledged and agreed, the parties hereto agree as follows:

1.           The first sentence of Section 1A of the Employment Agreement (“EMPLOYMENT”) is hereby deleted and replaced in its entirety with the following:

“During the Term (as defined below), the Company shall employ Executive, and Executive shall be employed, as the President of the Company.”

2.           The second full paragraph following in Section 1(d) of the Employment Agreement in which “Good Reason” is defined is hereby deleted and replaced in its entirety with the following:

“For purposes of this Agreement, “Good Reason” shall mean actions taken by the Company resulting in a material negative change in the employment relationship. For these purposes, a “material negative change in the employment relationship” shall include, without limitation, the occurrence of any of the following without Executive’s prior written consent: (A) requiring Executive to report to any person or persons other than the Reporting Officer, (B) a material diminution in title or the assignment of duties and responsibilities to, or limitation on duties of, Executive inconsistent with Executive’s position as President of the Company, including if the Executive is no longer President of a publicly-traded company, excluding for this purpose any such instance that is an isolated and inadvertent action not taken in bad faith or that is authorized pursuant to this Agreement, (C) any material reduction in Executive’s Base Salary, (D) requiring Executive’s principal place of business to be in a location more than fifty (50) miles outside of New York City, New York or (E) any material breach by the Company of this Agreement or any other written agreement between Executive and the Company or any Company affiliate; provided that in no event shall Executive’s resignation be for “Good Reason” unless (x) an event or circumstance constituting “Good Reason” shall have occurred and Executive provides the Company with written notice thereof within thirty (30) days after Executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Executive believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and (z) Executive resigns within ninety (90) days after the date of delivery of the notice referred to in clause (x) above. For clarity, the parties acknowledge and agree that neither the Amendment nor the change to Executive’s title effected thereby shall constitute or give rise to Good Reason hereunder.”

3.           Certain Acknowledgements. By executing this Amendment, notwithstanding anything to the contrary contained herein or in the Employment Agreement, Executive hereby acknowledges and agrees that none of the following will (i) constitute a breach of the Employment Agreement or (ii) provide Executive with Good Reason (as defined in the Employment Agreement) to terminate employment with the Company or constitute a termination of Executive’s employment by the Company without Cause (as defined in the Employment Agreement) for purposes of the Employment Agreement or any other agreement between Executive and the Company: (x) the change in Executive’s position from President and Chief Financial Officer of the Company to President of the Company and (ii) the appointment of a new Chief Financial Officer of the Company (and any actions taken by the Company in connection with such appointment).

4.           Miscellaneous.

(a)         Except as expressly amended hereby, all terms and conditions of the Employment Agreement remain in full force and effect. Whenever the Employment Agreement is referred to in the Employment Agreement or in any other agreements, documents or instruments, such reference shall be to the Employment Agreement as amended hereby.

(b)        This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

(c)         This Amendment shall be governed by and construed under and in accordance with the internal laws of the State of New York without reference to its principles of conflicts of laws.

[Signature Pages Follow]

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement effective as of the Amendment Effective Date.

Match Group, Inc.

/s/ Sean Edgett
By: SEAN EDGETT
Title: Chief Legal Officer & Secretary

/s/ Gary Swidler
Gary Swidler

[Signature Page to Second Amendment to Employment Agreement]